EXHIBIT 5.2



INTERNAL REVENUE SERVICE                             DEPARTMENT OF THE TREASURY
DISTRICT DIRECTOR
2 CUPANIA CIRCLE
MONTEREY PARK, CA  91755-7431

Date:  APR 25 1997                           Employer Identification Number:
                                                 93-0881026
                                             File Folder Number:
                                                 911009363

BIOJECT, INC.                                Person to Contact:
7620 SW BRIDGEPORT ROAD                          CATALINA C. ARCA
PORTLAND, OR  97224                          Contact Telephone Number:
                                                 (213) 725-0164
                                             Plan Name:
                                                 BIOJECT, INC. 401(K)
                                                 RETIREMENT BENEFIT PLAN
                                             Plan Number:  001

Dear Applicant:

     We have made a favorable determination on your plan, identified above, based on the information supplied. Please keep this letter in your permanent records.

     Continued  qualification  of the plan under its present form will depend on
its  effect  in  operation.   (See  section  1.401-1(b)(3)  of  the  Income  Tax
Regulations.) We will review the status of the plan in operation periodically.

     The enclosed document explains the significance of this favorable determination letter, points out some events that may affect the qualified status of your employee retirement plan, and provides information on the reporting requirements for your plan. It also describes some events that automatically nullify it. It is very important that you read the publication.

     This letter relates only to the status of your plan under the Internal Revenue Code. It is not a determination regarding the effect of other federal or local statutes.

     This determination letter is applicable for the amendment(s) dated on December 09, 1996.

     This determination letter is applicable for the plan adopted on March 08, 1994.

     This plan has been mandatorily disaggregated, permissively aggregated, or restructured to satisfy the nondiscrimination requirements.

     This plan satisfies the nondiscrimination in amount requirement of section 1.401(a)(4) - 1(b)(2) of the regulations on the basis of a design-based safe harbor described in the regulations.

     This letter is issued under Rev. Proc. 93-39 and considers the amendments required by the Tax Reform Act of 1986 except as otherwise specified in this letter.

     This plan satisfies the nondiscriminatory current availability requirements of section 1.401(a)(4) - 4 (b) of the regulations with respect to those benefits, rights and features that are currently available to all employees



                                                              Letter 835 (DO/CG)

BIOJECT, INC.



in the plan's coverage group. For this purpose, the plan's coverage group consists of those employees treated as currently benefitting for purposes of demonstrating that the plan satisfies the minimum coverage requirements of section 410(b) of the Code.

     Except as otherwise specified this letter may not be relied upon with respect to whether the plan satisfies the qualification requirements as amended by the Uruguay Round Agreements Act, Pub. L. 103-465 and by the Small Business Job Protection Act of 1995 (SBJPA), Pub. L. 104-108, other than the requirements of Code section 401(a)(26).

     Based upon the information supplied, we have determined that your plan meets the requirements of section 401(k) of the Internal Revenue Code.

     The information on the enclosed Publication 794 is an integral part of this determination. Please be sure to read and keep it with this letter.

     We have sent a copy of this letter to your representative as indicated in the power of attorney.

     If you have questions concerning this matter, please contact the person whose name and telephone number are shown above.

                                    Sincerely yours


                                    /s/ Steven A. Jensen
                                    -------------------------------------------
                                    Steven A. Jensen
                                    District Director


Enclosures:
Publication 794
Reporting & Disclosure Guide
  For Employee Benefit Plans

                                                              Letter 835 (DO/CG)